UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

914-249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 9, 2010, MasterCard Incorporated (the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing that it had agreed to the terms of a cash acquisition (the “Acquisition”) of the prepaid card program management business (the “Business”) of Travelex Holdings Ltd, a corporation formed under the laws of England and Wales (“Travelex”), including the issued and outstanding shares of Travelex Card Services Ltd, a wholly-owned subsidiary of Travelex, and the assets of certain other subsidiaries of Travelex related to the Business. The Business will be acquired by MasterCard Services Ltd (“MSL”), a wholly-owned subsidiary of the Company. On December 9, 2010, the Company will host a conference call to discuss the Acquisition. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2. All information in these exhibits is furnished but not filed.

Item 8.01.	Other Events.

Pursuant to the terms of the Acquisition, MSL will acquire the Business for an aggregate price of £290 million ($458 million), with additional consideration of up to £35 million ($55 million) if certain performance targets are met. The Acquisition is expected to close in the first half of 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release issued by MasterCard Incorporated, dated December 9, 2010.

99.2	Presentation of MasterCard Incorporated, dated December 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: December 9, 2010	By	/S/ NOAH J. HANFT
Noah J. Hanft
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued by MasterCard Incorporated, dated December 9, 2010.

99.2	Presentation of MasterCard Incorporated, dated December 9, 2010.